PRESS RELEASE For immediate release

NVE Corporation Reports Third Quarter Results

EDEN PRAIRIE, Minn.—January 21, 2015—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and nine months ended December 31, 2014.

Total revenue for the third quarter of fiscal 2015 decreased 3% to $6.29 million from $6.47 million in the prior-year quarter. The revenue decrease was due to a 9% decrease in product sales, partially offset by a 16-fold increase in contract research and development revenue. Net income for the third quarter of fiscal 2015 increased 1% to $2.79 million, or $0.57 per diluted share, compared to $2.78 million, or $0.57 per share, for the prior-year quarter.

For the first nine months of fiscal 2015, total revenue increased 15% to $23.0 million from $20.0 million for the first nine months of the prior year. The increase was due to a 14% increase in product sales and a 124% increase in contract research and development revenue. Net income for the first nine months of fiscal 2015 increased 25% to $10.7 million, or $2.20 per diluted share, compared to $8.57 million, or $1.76 per share, for the first nine months of fiscal 2014.

The company also announced today that its Board of Directors declared a cash dividend to shareholders in the aggregate amount of $10 million, payable February 27, 2015 to shareholders of record as of February 2, 2015. This represents a dividend of approximately $2.06 per share of common stock share based on shares outstanding as of January 16, 2015. The company’s Board also plans to declare cash dividends for future quarters significantly above the company’s current free cash flow. All future dividends will be subject to Board approval and subject to the company’s results of operations, cash and marketable security balances, the timing of securities maturations, estimates of future cash requirements, fixed asset requirements, and other factors the Board may deem relevant.

“We are pleased to report an increase in net income in the quarter despite a decrease in revenue,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. “Earnings helped increase our cash plus marketable securities to more than $106 million. Based on the strength of our balance sheet and our history of strong cash generation, we are pleased to announce a plan to return significant cash to our shareholders through quarterly dividends. Additionally we may repurchase the company’s common stock from time to time under a previously-announced program.”

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, uncertainties in dividend payments to our shareholders, risks related to material weaknesses in our internal control over financial reporting, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and other reports filed with the SEC.

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                              NVE CORPORATION
                           STATEMENTS OF INCOME
 QUARTERS AND NINE MONTHS ENDED DECEMBER 31, 2014 AND 2013 (Unaudited)

                                             Quarter Ended December 31
                                                2014           2013
                                          ------------------------------
  Revenue
    Product sales                             $ 5,883,690    $ 6,448,407
    Contract research and development             408,058         25,290
                                          ------------------------------
  Total revenue                                 6,291,748      6,473,697
  Cost of sales                                 1,473,655      1,449,396
                                          ------------------------------
  Gross profit                                  4,818,093      5,024,301
  Expenses
    Selling, general, and administrative          533,695        543,698
    Research and development                      694,758        905,246
                                          ------------------------------
  Total expenses                                1,228,453      1,448,944
                                          ------------------------------
  Income from operations                        3,589,640      3,575,357
  Interest income                                 557,843        530,383
                                          ------------------------------
  Income before taxes                           4,147,483      4,105,740
  Provision for income taxes                    1,354,577      1,328,566
                                          ------------------------------
  Net income                                  $ 2,792,906    $ 2,777,174
                                          ==============================
  Net income per share - basic                     $ 0.57         $ 0.57
                                          ==============================
  Net income per share - diluted                   $ 0.57         $ 0.57
                                          ==============================
  Weighted average shares outstanding
    Basic                                       4,857,953      4,842,565
    Diluted                                     4,876,074      4,859,601

                                           Nine Months Ended December 31
                                                2014            2013
                                          ------------------------------
  Revenue
    Product sales                            $ 22,345,577   $ 19,654,162
    Contract research and development             666,579        297,648
                                          ------------------------------
  Total revenue                                23,012,156     19,951,810
  Cost of sales                                 4,641,633      4,331,297
                                          ------------------------------
  Gross profit                                 18,370,523     15,620,513
  Expenses
    Selling, general, and administrative        1,788,944      1,756,578
    Research and development                    2,285,465      2,744,620
                                          ------------------------------
  Total expenses                                4,074,409      4,501,198
                                          ------------------------------
  Income from operations                       14,296,114     11,119,315
  Interest income                               1,669,320      1,577,524
                                          ------------------------------
  Income before taxes                          15,965,434     12,696,839
  Provision for income taxes                    5,259,796      4,123,189
                                          ------------------------------
  Net income                                 $ 10,705,638    $ 8,573,650
                                          ==============================
  Net income per share - basic                     $ 2.21         $ 1.77
                                          ==============================
  Net income per share - diluted                   $ 2.20         $ 1.76
                                          ==============================
  Weighted average shares outstanding
    Basic                                       4,854,702      4,852,356
    Diluted                                     4,871,270      4,868,040

                              NVE CORPORATION
                               BALANCE SHEETS
                       DECEMBER 31 AND MARCH 31, 2014

                                             Dec. 31, 2014   March 31, 2014
                                             ------------------------------
  ASSETS
  Current assets
   Cash and cash equivalents                  $  11,796,943   $   1,262,300
   Marketable securities, short term             11,554,543      12,360,091
   Accounts receivable, net of allowance
    for uncollectible accounts of $15,000         1,855,079       2,331,574
   Inventories                                    3,686,124       3,207,333
   Deferred tax assets                              183,603         237,387
   Prepaid expenses and other assets              1,525,778         816,276
                                             ------------------------------
  Total current assets                           30,602,070      20,214,961
  Fixed assets
   Machinery and equipment                        8,650,150       8,536,010
   Leasehold improvements                         1,499,454       1,499,454
                                             ------------------------------
                                                 10,149,604      10,035,464
   Less accumulated depreciation                  7,729,513       7,030,692
                                             ------------------------------
  Net fixed assets                                2,420,091       3,004,772
  Marketable securities, long term               82,801,741      82,022,310
                                             ------------------------------
  Total assets                                $ 115,823,902   $ 105,242,043
                                             ==============================

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
   Accounts payable                           $     360,991   $     374,127
   Accrued payroll and other                        801,669         808,675
                                             ------------------------------
  Total current liabilities                       1,162,660       1,182,802

  Long-term deferred tax liabilities                216,838         354,600

  Shareholders' equity
   Common stock                                      48,580          48,510
   Additional paid-in capital                    20,850,762      20,464,883
   Accumulated other comprehensive income           526,033         877,857
   Retained earnings                             93,019,029      82,313,391
                                             ------------------------------
  Total shareholders' equity                    114,444,404     103,704,641
                                             ------------------------------
  Total liabilities and shareholders' equity  $ 115,823,902   $ 105,242,043
                                             ==============================